Exhibit 99.1

2780 Waterfront Pkwy. E. Dr. Suite 200 Indianapolis, IN 46214

Phone: 317-328-5660 Fax: 317-328-5668 Sales: 1-800-437-3188 www.calumetspecialty.com

Investor/Media Inquiry Contact: Noel Ryan, Director of Investor/Media Relations

Phone: 317-328-5660 Email: noel.ryan@clmt.com

FOR IMMEDIATE RELEASE

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. TO

ACQUIRE ANCHOR DRILLING FLUIDS USA, INC.

Acquisition positions Calumet as a leading independent provider of drilling fluid products in the U.S.

INDIANAPOLIS—(PR NEWSWIRE) — March 26, 2014 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet” or the “Partnership”) a leading independent producer of specialty hydrocarbon and fuel products, today announced that it has entered into a definitive agreement to acquire ADF Holdings, Inc., the parent company of Tulsa, Oklahoma-based Anchor Drilling Fluids USA, Inc. (“Anchor”) on a debt-free basis for total cash consideration of approximately $235 million, subject to customary purchase price adjustments. Calumet expects to close the acquisition of Anchor by March 31, 2014, subject to customary closing conditions.

Privately-held Anchor, established by Bob and Phil West in 2005, is a leading independent provider of drilling fluid solutions, completion fluids and production chemicals to the oil and gas industry with more than 30 manufacturing, mixing, storage and distribution facilities in 13 states. Anchor designs, manufactures and sells its products to approximately 250 exploration and production (“E&P”) companies operating in some of the most active conventional and unconventional oil and gas resource plays in North America, including the Bakken, Barnett, Eagle Ford, Fayetteville, Granite Wash, Haynesville, Marcellus, Niobrara, Permian, Piceance, Uinta and Utica.

Anchor develops custom formulations and innovative solutions based on unique customer and well specifications. Through its extensive line of drilling and completion fluids, Anchor delivers solutions that reduce drilling and completion time, help to control reservoir formation pressures and maximize oil and gas production, contributing to improved well economics for end-users.

This transaction positions Calumet as one of the leading suppliers of drilling fluids to the domestic E&P industry, a sector that continues to enjoy rapid growth due to advances in drilling technology and increased exploration activity in identified and emerging unconventional resource plays. The addition of Anchor to Calumet’s asset portfolio will also serve to increase the Partnership’s specialty products sales in a business that generates consistent cash flow with limited ongoing capital investment.

For the year ended December 31, 2012, Anchor generated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $26.3 million. The Partnership currently anticipates that Anchor will report a year-over-year increase in EBITDA of approximately 20% for the full-year 2013. The Partnership intends to finance the acquisition through the issuance of debt securities or through borrowings under its revolving credit facility.

“With the acquisition of Anchor, Calumet will become a leading independent producer and marketer of drilling fluid solutions in the United States,” stated Jennifer Straumins, President and COO of Calumet. “During the past decade, North America has witnessed a surge in oil and gas production, supported by the application of advanced drilling techniques in unconventional resource plays. Anchor’s market leading position as an established independent producer of drilling fluids, coupled with its deep base of established customers and expansive distribution network, position it as a key beneficiary of the trend toward increased exploration and production spending.”

“We believe the execution of a vertical integration strategy – one that puts us closer to our crude oil suppliers and customers – represents a long-term competitive advantage for the Partnership. As a key supplier of drilling fluids to oil and gas producers in the field, the Anchor acquisition helps to further expand our relationships at the wellhead.”

Straumins concluded: “We welcome Anchor’s more than 400 employees to the Calumet family and look forward to building upon their legacy of consistent, profitable growth.”

Latham & Watkins LLP acted as legal counsel to Calumet with respect to this transaction.

About Calumet Specialty Products Partners, L.P.

Calumet is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents, waxes and asphalt used in consumer, industrial and automotive products. Calumet also produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana and has twelve facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri. For more information, please visit www.calumetspecialty.com.

Safe Harbor Statement

Certain statements and information in this press release may constitute “forward-looking statements”, including statements related to the acquisition of Anchor, the projected year-over-year EBITDA increase stemming from Anchor’s operations and the anticipated plans to finance the acquisition. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our 2013 Annual Report on Form 10-K and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.